Exhibit 23.6

March 28, 2008

China Distance Education Holdings Limited

18th Floor, Xueyuan International Tower

1 Zhichun Road, Haidian District

Beijing 100083, People’s Republic of China

Attention: Mr. Zhengdong Zhu

Re: Letter of Authorization to Use CCID Research Data in Registration Statement

Dear Mr. Zhengdong Zhu:

CCID China Market Intelligence Center (“CCID”) hereby consents to the quotation by China Distance Education Holdings Limited in its Registration Statement on Form F-1 (as may be amended or supplemented), to be submitted or filed with the U.S. Securities and Exchange Commission (the “Registration Statement”), of research data, information, charts and graphs from CCID’s “Research Report on the Development Trend of the Internet-based Distant Education and Training Market in China from 2005 to 2010 (2005-2010 )”, CCID: January 2008.

This consent will remain in effect from the date of this letter and for so long as the Registration Statement, including any post-effective amendment thereto, remains effective under the federal securities laws.

Kind regards,

CCID China Market Intelligence Center

By:	/s/ Yan Xian Quan
Name:	Yan Xian Quan
Title:	Director